Subscription Agreement
                                (Pro Forma)
                           SUBSCRIPTION AGREEMENT
                               for Units of
                    Internet Stock Market Resources, Inc.
     405 CENTRAL AVENUE * 102 LOBBY LEVEL * ST. PETERSBURG, FLORIDA 33701 This Subscription Agreement is to purchase Units of Internet Stock
Market Resources, Inc. from Internet Stock Market Resources. Each Unit consists of four shares of Internet Stock Market Resources' common stock, par value $0.0001 per share, plus one share of its preferred stock; for $5.00, each of the preferred shares can be exchanged for two shares of Internet Stock Market Resources' common stock, as long as the exchange is made within one year of the subscription date. The minimum subscription is 100 Units. These Units are being offered by Internet Stock Market Resources through Internet Stock Market Resources' prospectus dated XXXX XX, 20XX. This offering is not valid in any jurisdiction where prohibited by law or statute.
     The undersigned hereby warrants that a copy of Internet Stock Market Resources' prospectus dated XXXX XX, 20XX has been delivered. The undersigned furthermore warrants that he/she/it is a resident of/incorporated in one of the following states:
                           XX, XX, XX, XX, XX
     The undersigned hereby irrevocably subscribe(s) for the following number of Units of Internet Stock Market Resources, Inc. upon the terms and conditions set forth in the prospectus, receipt of which is acknowledged by signature(s) below. Number of Units subscribed for:
         _________________X $10.00 per Unit  =  $____________________.00
         -----------------                       -----------------------
         (Number of Units)                     (Total Subscription Price)
Subscription price is payable to: "Internet Stock Market Resources, Inc." Certificates in the name(s) written below, for the number of shares represented by the Units written above, will be printed and sent by Internet Stock Market Resources' stock transfer agent.

INDICATE FORM OF OWNERSHIP:
[ ]  Individual.
[ ]  Joint Tenants with Right of Survivorship.(Both names must be stated
        and signed.)
[ ]  Tenants in Common.(All names must be stated and signed.)
[ ]  Trust. Trustee signs For Benefit Of:
[ ]  Corporation.(Name of Company must be stated and signed by an authorized officer.)
[ ]  Partnership.(Name must be set forth and signed by an authorized partner.)
[ ] Other Entity.(Name must be stated and signed properly by an authorized person.)

PRINT OR TYPE THE FOLLOWING INFORMATION:

(Press firmly; you are making 2 copies)
1.
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                                    Name

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                                  Address

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  City              State ZIP Code    Telephone Number    Social Security
                                                          Number or FEIN

x
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  Signature                                 Date

2.
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                                    Name

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                                  Address
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  City              State ZIP Code    Telephone Number    Social Security
                                                          Number or FEIN

x
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  Signature                                 Date